Exhibit 21

Direct and Indirect Subsidiaries of Bank of America Corporation
As of December 31, 2025

Name	Location	Jurisdiction
BA Continuum India Private Limited	Hyderabad, India	India
BA Electronic Data Processing (Guangzhou) Ltd.	Guangzhou, PRC	People's Republic of China
BAC Canada Finance Company	Toronto, Ontario, Canada	Canada
BAC North America Holding Company	Charlotte, NC	Delaware
BAL Investment & Advisory, LLC	San Francisco, CA	Delaware
Banc of America FSC Holdings, Inc.	San Francisco, CA	Delaware
Banc of America Leasing & Capital, LLC	San Francisco, CA	Delaware
Banc of America Public Capital Corp	San Francisco, CA	Kansas
Bank of America California, National Association	San Francisco, CA	United States of America
Bank of America Europe Designated Activity Company	Dublin, Ireland	Ireland
Bank of America Malaysia Berhad	Kuala Lumpur, Malaysia	Malaysia
Bank of America Merrill Lynch Banco Múltiplo S.A.	Sao Paulo, Brazil	Brazil
Bank of America Mexico, S.A., Institucion de Banca Multiple	Mexico City, Mexico	Mexico
Bank of America, National Association	Charlotte, NC	United States of America
Bank of America Singapore Limited	Singapore, Singapore	Singapore
Bank of America Yatirim Bank A.S.	Istanbul, Turkey	Turkey
BankAmerica International Financial Corporation	San Francisco, CA	United States of America
Blue Ridge Investments, L.L.C.	New York, NY	Delaware
BofA Finance LLC	Charlotte, NC	Delaware
BofA Securities Europe SA	Paris, France	France
BofA Securities, Inc.	New York, NY	Delaware
BofA Securities India Limited	Mumbai, India	India
BofA Securities Japan Co., Ltd.	Tokyo, Japan	Japan
BofA Securities Prime, Inc.	New York, NY	Delaware
Managed Account Advisors LLC	Jersey City, NJ	Delaware
Merrill Lynch (Asia Pacific) Limited	Hong Kong, PRC	Hong Kong
Merrill Lynch (Australia) Futures Limited	Sydney, Australia	Australia
Merrill Lynch (Singapore) Pte. Ltd.	Singapore, Singapore	Singapore
Merrill Lynch Argentina S.A.	Capital Federal, Argentina	Argentina
Merrill Lynch B.V.	Amsterdam, Netherlands	Netherlands
Merrill Lynch Bank and Trust Company (Cayman) Limited	George Town, Grand Cayman, Cayman Is.	Cayman Islands
Merrill Lynch Canada Inc.	Toronto, Ontario, Canada	Canada
Merrill Lynch Capital Services, Inc.	New York, NY	Delaware
Merrill Lynch Commodities Canada, ULC	Toronto, Ontario, Canada	Canada
Merrill Lynch Commodities, Inc.	Houston, TX	Delaware
Merrill Lynch Corredores de Bolsa SpA	Santiago, Chile	Chile
Merrill Lynch Equities (Australia) Limited	Sydney, Australia	Australia
Merrill Lynch Far East Limited	Hong Kong, PRC	Hong Kong
Merrill Lynch Global Services Pte. Ltd.	Singapore, Singapore	Singapore
Merrill Lynch International	London, U.K.	United Kingdom
Merrill Lynch International, LLC	Charlotte, NC	Delaware
Merrill Lynch Israel Ltd.	Tel Aviv, Israel	Israel
Merrill Lynch, Kingdom of Saudi Arabia Company	Kingdom of Saudi Arabia	Saudi Arabia
Merrill Lynch Malaysian Advisory Sdn. Bhd.	Kuala Lumpur, Malaysia	Malaysia
Merrill Lynch Markets (Australia) Pty. Limited	Sydney, Australia	Australia
Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa	Mexico City, Mexico	Mexico
Merrill Lynch, Pierce, Fenner & Smith Incorporated	New York, NY	Delaware
Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários	Sao Paulo, Brazil	Brazil
Merrill Lynch Securities (Taiwan) Ltd.	Taipei, Taiwan	Taiwan
Merrill Lynch Securities (Thailand) Limited	Bangkok, Thailand	Thailand
Merrill Lynch South Africa Proprietary Limited	Gauteng, South Africa	South Africa
Mortgages plc	London, U.K.	United Kingdom
NB Holdings Corporation	Charlotte, NC	Delaware
PT Merrill Lynch Sekuritas Indonesia	Jakarta, Indonesia	Indonesia
U.S. Trust Company of Delaware	Wilmington, DE	Delaware
Wave Lending Limited	London, U.K.	United Kingdom

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain other subsidiaries of Bank of America Corporation are omitted. These subsidiaries, considered in the aggregate, would not constitute a "significant subsidiary" under SEC rules.